EXHIBIT 1





                                    AGREEMENT


         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Five Star Quality Care, Inc. ("Five Star"), or any subsequent acquisitions or dispositions of equity securities of Five Star by either of the undersigned.


Dated:  December 21, 2001           HRPT PROPERTIES TRUST



                                    By: /s/ John A. Mannix
                                        John A. Mannix, President



                                    REIT MANAGEMENT & RESEARCH LLC



                                    By: /s/ David J. Hegarty
                                        David J. Hegarty, President


                                    REIT MANAGEMENT & RESEARCH TRUST



                                    By: /s/ David J. Hegarty
                                        David J. Hegarty, President